Exhibit 99.1

The Manitowoc Company Reports Fourth-Quarter and Full-Year 2017 Financial Results and

Full-Year 2018 Guidance

Fourth-Quarter 2017 Highlights
•Year-over-year, Q4 orders increased 78% and Q4 revenue increased 27%
•GAAP operating income of $7.0 million; adjusted operating income of $13.2 million •Adjusted EBITDA of $22.2 million
Full-Year 2017 Highlights
•Year-over-year, full-year orders increased 32% and full-year revenue decreased 2%
•GAAP operating income of $1.1 million; adjusted operating income of $29.3 million

•Adjusted EBITDA of $67.4 million

Full-Year 2018 Financial Guidance

•Adjusted EBITDA – Approximately $96 to $116 million; a 57% increase at midpoint

•Depreciation – Approximately $39 million

•Capital expenditures – Approximately $25 to $30 million

MANITOWOC, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), a leading global manufacturer of cranes and lifting solutions, today reported fourth-quarter net sales of $481.5 million, diluted earnings per share (“DEPS”) on a GAAP basis of $0.97 and a loss of $(0.15) on an adjusted basis.

Fourth-quarter orders of $620.2 million increased 78% from the comparable period in 2016.  Backlog totaled $606.6 million at December 31, 2017, an increase of 87%, from the prior year ending backlog of $323.8 million.

Fourth-quarter 2017 net sales were $481.5 million versus $378.2 million in the comparable period in 2016.  The majority of the year-over-year increase was attributable to increased demand, primarily in the U.S. and European markets. More than 40% of unit revenue in the fourth-quarter came from new products introduced since becoming a stand-alone crane company.

The Company reported net income from continuing operations of $35.6 million, or $0.98 per diluted share, in the fourth-quarter 2017 versus a net loss from continuing operations of $(32.0) million, or $(0.92) per diluted share, in the fourth-quarter 2016.  Non-GAAP adjusted net loss from continuing operations(1) was $(5.3) million, or $(0.15) per diluted share, in the fourth-quarter 2017 versus a net loss of $(32.6) million, or $(0.94) per diluted share, in the comparable period of 2016.  GAAP net income benefited from discrete tax items in the period totaling $46.4 million or $1.28 per diluted share. Non-GAAP adjusted EBITDA(1) for the fourth-quarter 2017 was $22.2 million compared to a loss of $(5.7) million in the same period last year.

Full-year 2017 results included orders of $1,864.2 million, which was an increase of 32% year-over-year. Full-year revenue decreased $31.8 million year-over-year to $1,581.3 million. Adjusted EBITDA was $67.4 million, and represented a year-over-year increase of 313-basis points in adjusted EBITDA margin.

“2017 was a pivotal year for Manitowoc.  Despite a two percent decline in revenue vs the prior year, we delivered a 313-basis point improvement in adjusted EBITDA margin, and operating cash flow improvement of over $200 million.  Our net debt improved over $55 million vs prior-year due to prudent cash management.  These results clearly demonstrate strong operational improvements in the core business through the continued implementation of the principles of The Manitowoc Way,” said Barry L. Pennypacker, President and Chief Executive Officer of The Manitowoc Company, Inc.

“During the fourth-quarter of 2017, we saw an increase of 78% year-over-year in orders primarily driven by increasing customer sentiment in the North American market, coupled with continued market share gains in our key areas of focus.  Looking ahead, as reflected in our guidance provided above, we expect profitability to continue to increase as we execute our strategic priorities,” concluded Pennypacker.

Full-Year 2018 Guidance

•	Adjusted EBITDA – approximately $96 to $116 million;
•	Depreciation - approximately $39 million; and
•	Capital expenditures - approximately $25 to $30 million.

The Company provides guidance on a non-GAAP basis as there is uncertainty in the timing and magnitude of future charges that would be included in the reported GAAP results.

Investor Conference Call

On Friday, February 9th, 2018, at 10:00 a.m. ET (9:00 a.m. CT), The Manitowoc Company’s senior management will discuss its fourth-quarter 2017 earnings results and full-year 2018 outlook during a live conference call for security analysts and institutional investors. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

Founded in 1902, The Manitowoc Company, Inc. is a leading global manufacturer of cranes and lifting solutions with manufacturing, distribution, and service facilities in 20 countries. Manitowoc is recognized as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading aftermarket product support services. In 2017, Manitowoc’s net sales totaled $1.6 billion, with over half generated outside the United States.

Footnote

(1)Non-GAAP adjusted net income (loss) from continuing operations and non-GAAP adjusted EBITDA (“adjusted EBITDA”) are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes ”forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
•

unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	unanticipated changes in revenues, margins, costs, and capital expenditures;
•	the ability to increase operational efficiencies across Manitowoc’s businesses and to capitalize on those efficiencies;
•	the ability to significantly improve profitability;
•	the risks associated with growth or contraction;
•	changes in raw material and commodity prices;
•	foreign currency fluctuation and its impact on reported results and hedges in place with Manitowoc;
•	the ability to focus on customers, new technologies, and innovation;
•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth; and
•	risks and factors detailed in Manitowoc's 2016 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and twelve months ended December 31, 2017 and 2016

($ in millions, except share data)

INCOME STATEMENT

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Net sales	$481.5	$378.2	$1,581.3	$1,613.1
Cost of sales	400.3	332.7	1,299.4	1,359.8
Gross profit	81.2	45.5	281.9	253.3
Operating costs and expenses:
Engineering, selling and administrative expenses	68.0	61.9	252.6	280.7
Asset impairment expense	0.1	0.0	0.1	96.9
Amortization of intangible assets	0.1	0.8	0.8	3.0
Restructuring expense	5.9	6.3	27.2	23.4
Other operating (income) expense - net	0.1	0.3	0.1	2.6
Total operating costs and expenses	74.2	69.3	280.8	406.6
Operating income (loss)	7.0	(23.8)	1.1	(153.3)
Other income (expense):
Interest expense	(9.8)	(10.0)	(39.2)	(39.6)
Amortization of deferred financing fees	(0.5)	(0.4)	(1.9)	(2.2)
Loss on debt extinguishment	—	—	—	(76.3)
Other income (expense) - net	(1.3)	(0.4)	0.5	3.3
Total other expense	(11.6)	(10.8)	(40.6)	(114.8)
Income (loss) from continuing operations before taxes	(4.6)	(34.6)	(39.5)	(268.1)
Provision for taxes on income	(40.2)	(2.6)	(49.5)	100.5
Income (loss) from continuing operations	35.6	(32.0)	10.0	(368.6)
Discontinued operations:
Loss from discontinued operations, net of income taxes	(0.3)	(1.4)	(0.6)	(7.2)

Net income (loss)	$35.3	$(33.4)	$9.4	$(375.8)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$1.01	$(0.92)	$0.28	$(10.70)
Loss from discontinued operations, net of income taxes	(0.01)	(0.04)	(0.02)	(0.21)
BASIC INCOME (LOSS) PER COMMON SHARE	$1.00	$(0.96)	$0.26	$(10.91)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$0.98	$(0.92)	$0.28	$(10.70)
Loss from discontinued operations, net of income taxes	(0.01)	(0.04)	(0.02)	(0.21)
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.97	$(0.96)	$0.26	$(10.91)

Weighted average shares outstanding - Basic	35,181,685	34,721,957	35,111,594	34,441,777
Weighted average shares outstanding - Diluted	36,211,371	34,721,957	35,854,902	34,441,777

In the fourth-quarter of 2016, the Company changed its method of inventory costing for certain inventory to the FIFO method from the LIFO method. The Company applied this change in method of inventory costing by retrospectively adjusting the prior period financial statements.

MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of December 31, 2017 and December 31, 2016

($ in millions)

BALANCE SHEET

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$119.2	$69.9
Accounts receivable - net	179.2	134.4
Inventories - net	396.1	429.0
Notes receivable - net	31.1	62.4
Other current assets	73.6	54.0
Total current assets	799.2	749.7
Property, plant and equipment - net	294.9	308.8
Intangible assets - net	443.4	413.7
Other long-term assets	70.3	45.6
TOTAL ASSETS	$1,607.8	$1,517.8
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$375.8	$321.2
Short-term borrowings and current portion of long-term debt	8.2	12.4
Product warranties	35.5	36.5
Customer advances	12.7	21.0
Product liabilities	20.8	21.7
Total current liabilities	453.0	412.8
Non-current liabilities:
Long-term debt	266.7	269.1
Other non-current liabilities	210.6	245.4
Total non-current liabilities	477.3	514.5
Stockholders’ equity	677.5	590.5
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,607.8	$1,517.8

In the fourth-quarter of 2016, the Company changed its method of inventory costing for certain inventory to the FIFO method from the LIFO method. The Company applied this change in method of inventory costing by retrospectively adjusting the prior period financial statements.

MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the twelve months ended December 31, 2017 and 2016

($ in millions)

CASH FLOW SUMMARY

	Year Ended December 31,
	2017	2016
Cash flows from operations:
Net income (loss)	$9.4	$(375.8)
Depreciation	38.1	45.6
Asset impairment expense	0.1	96.9
Other non-cash adjustments - net	(33.2)	129.6
Accounts receivable	(32.7)	18.4
Inventories	55.6	52.7
Notes receivable	18.8	32.2
Other assets	0.5	(6.9)
Accounts payable	27.1	(105.8)
Accrued expenses and other liabilities	(5.2)	(9.3)
Net cash used for operating activities of continuing operations	78.5	(122.4)
Net cash used for operating activities of discontinued operations	(0.6)	(49.9)
Net cash used for operating activities	77.9	(172.3)
Cash flows from investing:
Capital expenditures	(28.9)	(45.9)
Proceeds from fixed assets	7.0	8.4
Other	0.6	(1.6)
Net cash used for investing activities of continuing operations	(21.3)	(39.1)
Net cash used for investing activities of discontinued operations	—	(2.4)
Net cash used for investing activities	(21.3)	(41.5)
Cash flows from financing:
Proceeds from (payments on) long-term debt- net	(10.7)	(1,116.9)
Payments on notes financing - net	(4.7)	(8.4)
Exercise of stock options	5.7	9.4
Debt issuance costs	—	(8.9)
Cash transferred to spun-off subsidiary	—	(17.7)
Dividend from spun-off subsidiary	—	1,362
Net cash provided by (used for) financing activities of continuing operations	(9.7)	219.2
Net cash provided by financing activities of discontinued operations	—	0.2
Net cash provided by (used for) financing activities	(9.7)	219.4
Effect of exchange rate changes on cash	2.4	0.9
Net decrease in cash and cash equivalents	$49.3	$6.5

Non-GAAP Financial Measures

Non-GAAP Items

Non-GAAP adjusted net income (loss) from continuing operations and non-GAAP adjusted EBITDA are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Non-GAAP Adjusted Net Income (Loss) and Income (Loss) Per Share from Continuing Operations
($ in millions, except share data)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss) from continuing operations	$35.6	$(32.0)	$10.0	$(368.6)
Special items:
Asset impairment	0.1	0.0	0.1	96.9
Loss on debt extinguishment	—	—	—	76.3
Restructuring expense	5.9	6.3	27.2	23.4
Separation equity awards	—	0.4	0.1	2.7
One-time tax items*	(46.4)	(7.2)	(46.4)	110.5
Tax on special items	(0.5)	(0.1)	(0.7)	(1.6)
Non-GAAP adjusted net income (loss) from continuing operations	$(5.3)	$(32.6)	$(9.7)	$(60.4)

Diluted income (loss) from continuing operations per share	$0.98	$(0.92)	$0.28	$(10.70)
Special items, net of tax:
Asset impairment	0.00	0.00	0.00	2.81
Loss on debt extinguishment	0.00	0.00	0.00	2.22
Restructuring expense	0.16	0.18	0.76	0.68
Separation equity awards	0.00	0.01	0.00	0.08
Tax valuation allowance and one time tax items	(1.29)	(0.21)	(1.30)	3.16
Diluted non-GAAP adjusted net income (loss) per share from continuing operations	$(0.15)	$(0.94)	$(0.26)	$(1.75)

*One-time tax items include a tax benefit of $39.9 million related to the release of our French valuation allowances and tax benefits of $6.5 million primarily related to rate reductions from U.S. tax reform.

Adjusted EBITDA and Non-GAAP Adjusted Operating Income (loss)

The company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, plus an addback of certain restructuring charges. The reconciliation of GAAP net income (loss) to adjusted EBITDA and adjusted operating income (loss) for the current and previous four quarters, as well as the trailing twelve months is as follows ($ in millions):

					Trailing
					Twelve
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	Months
Net income (loss) from continuing operations	$35.6	$9.7	$0.7	$(36.0)	$10.0
Interest expense and amortization of deferred financing fees	10.3	10.1	10.1	10.6	41.1
Provision (benefit) for taxes	(40.2)	(13.1)	2.3	1.5	(49.5)
Depreciation expense	9.0	9.2	9.3	10.6	38.1
Amortization of intangible assets	0.1	—	0.3	0.4	0.8
EBITDA	14.8	15.9	22.7	(12.9)	40.5
Restructuring expense	5.9	3.7	5.9	11.7	27.2
Asset impairment expense	0.1	—	—	—	0.1
Other (income) expense - net (1)	1.4	1.2	(3.4)	0.4	(0.4)
Adjusted EBITDA	22.2	20.8	25.2	(0.8)	67.4
Depreciation expense	(9.0)	(9.2)	(9.3)	(10.6)	(38.1)
Non-GAAP adjusted operating income (loss)	13.2	11.6	15.9	(11.4)	29.3
Restructuring expense	(5.9)	(3.7)	(5.9)	(11.7)	(27.2)
Asset impairment expense	(0.1)	—	—	—	(0.1)
Amortization of intangible assets	(0.1)	—	(0.3)	(0.4)	(0.8)
Other operating income (expense) - net	(0.1)	—	0.2	(0.2)	(0.1)
GAAP operating income (loss)	$7.0	$7.9	$9.9	$(23.7)	$1.1

Adjusted EBITDA margin percentage	4.6%	5.2%	6.4%	(0.3)%	4.3%
Non-GAAP adjusted operating income (loss) margin percentage	2.7%	2.9%	4.0%	(3.7)%	1.9%

(1)	Other (income) expense - net includes foreign currency translation adjustments and other miscellaneous items.

For more information:

Ion Warner

VP, Marketing and Investor Relations

717-593-5266